UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________________________________

Date of Report (Date of earliest event reported):    October 8, 2014

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable

(Former name or former address, if changed since last report)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains and the presentation attached as Exhibit 99.1 contains, and statements made by The Fresh Market’s executives may contain, forward-looking statements. Any statements that are not statements of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Such factors include, but are not limited to: our ability to successfully implement our growth strategy on a timely basis; the burden new stores may place on our existing resources; the competitive nature of our business; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence and spending; customer perceptions regarding food safety; commodity, energy, and fuel cost increases; our ability to maintain cybersecurity, including with respect to customer information; order errors or product supply disruptions relating to our perishable goods; disruptions in our relationship with certain key third-party vendors and other risks detailed in our filings with the SEC. You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. All forward-looking statements are based on information available to management on this date, and The Fresh Market, Inc. assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This Current Report on Form 8-K and the presentation attached as Exhibit 99.1 contain references to Earnings Per Diluted Share on an adjusted basis (“Adjusted Diluted EPS”) and Earnings Before Interest, Taxes, Depreciation and Amortization on an adjusted basis (“Adjusted EBITDA”). Adjusted Diluted EPS and Adjusted EBITDA are non-GAAP financial measures. Management believes that Adjusted Diluted EPS and Adjusted EBITDA are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. In addition, management believes that Adjusted Diluted EPS is helpful to investors because it allows more meaningful period-to-period comparisons. These and other non-GAAP financial measures, while providing useful information, should not be considered in isolation or as a substitute for The Fresh Market’s net earnings as an indicator of operating performance. Investors should carefully consider the specific items included in our computations of Adjusted Diluted EPS and Adjusted EBITDA. Adjusted Diluted EPS and Adjusted EBITDA do not have any standardized meaning prescribed by GAAP and, therefore, are unlikely to be comparable to similar measures presented by other companies. A reconciliation between Adjusted Diluted EPS and Earnings Per Diluted Share, a U.S. GAAP financial measure, and between Adjusted EBITDA and Net Income, a GAAP financial measure, is included in the last slide of the presentation attached as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure.

Today, The Fresh Market, Inc. (the “Company”) is holding an Analyst Day as previously announced on October 1, 2014. The Analyst Day materials include a presentation regarding the Company, a copy of which is attached as Exhibit 99.1. A live audio webcast of the presentation was accessible during the presentation via the Company’s website at
http://ir.thefreshmarket.com and will remain accessible for 30 days.

During Analyst Day, senior management affirmed that the Company expects fiscal 2014 comparable store sales growth for the full fiscal year of 1.5% to 3.5%. In addition, senior management affirmed that the Company expects fiscal 2014 adjusted earnings of $1.56 to $1.66 per diluted share. This forecast excludes anticipated store closure and exit costs of approximately $0.21 per diluted share related to the previously announced store closings in California and Texas. The store closure and exit costs for fiscal 2014 are net of an anticipated benefit from the Company’s assignment of a lease for one of the closed stores, which took place subsequent to the close of the second quarter of fiscal 2014. Senior management also affirmed that the Company expects GAAP diluted earnings per share of between $1.35 and $1.45, including the aforementioned store closure and exit costs of approximately $0.21 per diluted share.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Analyst Day materials of The Fresh Market, Inc. dated October 8, 2014

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: October 8, 2014	By:	/s/ Jeffrey B. Short
Name: Jeffrey B. Short
Title: Vice President and Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Analyst Day materials of The Fresh Market, Inc. dated October 8, 2014